UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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BIOGEN IDEC INC.
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For More Information Contact:
MEDIA CONTACTS:
Naomi Aoki
Director, Public Affairs
Biogen Idec
Tel: (617) 914-6524
INVESTOR CONTACTS:
Keith Regnante
Director, Investor Relations
Biogen Idec
Tel: (617) 679-2812
BIOGEN IDEC ANNOUNCES SLATE OF DIRECTORS FOR
ANNUAL MEETING OF SHAREHOLDERS
– Urges Shareholders to Elect Directors with Record of Success in Enhancing the Value of the Company –
Cambridge, MA — April 17, 2008 — The Board of Directors of Biogen Idec (NASDAQ: BIIB) today announced its nominees for election at the 2008 Annual Meeting of shareholders.
The Board of Directors has nominated Cecil B. Pickett, Ph.D., Lynn Schenk and Phillip A. Sharp, Ph.D., for re-election as directors of Biogen Idec. These three individuals have a proven track record of creating value for all Biogen Idec shareholders. In addition, the Board has nominated Stelios Papadopoulos, Ph.D., for election as a director of the Company. The Board noted that all four of these highly regarded and accomplished individuals are committed to building on the Company’s strong record of growth and delivering significant value to shareholders.
Biogen Idec’s Board of Directors remains open to all opportunities to create value for shareholders and will continue to evaluate all the Company’s options as circumstances evolve. In the meantime, the Biogen Idec Board and management are focused on executing a comprehensive strategic growth plan, which does not rely on any single event or single approach but encompasses driving the Company’s core business, advancing its product pipeline, attracting and retaining top talent, maintaining discipline in its business-development efforts.
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Page 2 Biogen Idec Announces Slate of Directors for Annual Meeting Of Shareholders
Additional Information on Nominees
Dr. Pickett, 62, has served as our President, Research and Development and as one of directors since September 2006. Prior to joining Biogen Idec, Dr. Pickett was President, Schering-Plough Research Institute from March 2002 to September 2006, and prior to that, he was Executive VP of Discovery Research at Schering-Plough Corp. from 1993 to March 2002. Dr. Pickett is a member of the Institute of Medicine of the National Academy of Sciences and is a director of Zimmer Holdings, Inc., an orthopedic device company.
Ms. Schenk, 63, is an attorney and consultant in private practice with extensive public policy and business experience. She served as Chief of Staff to the Governor of California from January 1999 to November 2003. She also served as a member of the United States House of Representatives from 1993 to 1995, representing California’s 49th District. In the 103rd Congress, Ms. Schenk was on the House Energy and Commerce Committee, which has oversight jurisdiction for the U.S. Food and Drug Administration (FDA). In 1994, she was named Outstanding Member of Congress by the Biotechnology Industry Organization (BIO). From 1980 to 1983, Ms. Schenk served as the California Secretary of Business, Transportation and Housing. Since 1995, she has been a director of Biogen Idec. Ms. Schenk is also a member of the Board of Trustees of The Scripps Research Institute, a board member of the San Diego Consortium for Regenerative Medicine, and a director of Sempra Energy, a Fortune 500 energy services and development company.
Dr. Sharp, 63, is Institute Professor, the highest academic rank, at the Massachusetts Institute of Technology, a position he has held since 1999. He is also a faculty member in the Department of Biology and The Koch Institute for Integrative Cancer Research (formerly the Center for Cancer Research). Dr. Sharp was the founding Director of the McGovern Institute for Brain Research at the Massachusetts Institute of Technology and served in that position from 2000 to 2004. From 1991 to 1999, Dr. Sharp served as Salvador E. Luria Professor and Head of the Department of Biology, and from 1985 to 1991, he served as Director of the Center for Cancer Research (now the Koch Institute) at the Massachusetts Institute of Technology. Dr. Sharp has served as one of our directors since the merger in November 2003, co-founded Biogen, Inc. in 1978, and served as a director of Biogen from 1982 until the merger. Dr. Sharp is also a director of Magen BioSciences, Inc. and director and Chairman of the Scientific Advisory Board of Alnylam Pharmaceuticals, Inc. Dr. Sharp is a Nobel Laureate and a recipient of the National Medal of Science.
Dr. Papadopoulos, 59, retired as Vice Chairman of Cowen & Co., LLC in August 2006 after six years as an investment banker with the firm, where he focused on the biotechnology and pharmaceutical sectors. Prior to joining Cowen & Co., he spent 13 years as an investment banker at PaineWebber, Inc., where he was most recently Chairman of PaineWebber Development Corp., a PaineWebber subsidiary focusing on biotechnology. Dr. Papadopoulos is affiliated with New York University Medical Center as an Adjunct Associate Professor of Cell Biology. Dr. Papadopoulos is a co-founder and Chairman of the Board of Exelixis, Inc., a drug discovery and development company, co-founder and member of the board of directors of both Anadys Pharmaceuticals, Inc., a drug discovery and development company, and Cellzome, Inc., a privately held drug discovery company. He is also a member of the
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Page 3 Biogen Idec Announces Slate of Directors for Annual Meeting Of Shareholders
board of directors of Neuronyx, Inc. and vice-chairman of the board of directors of BG Medicine, Inc., both privately-held life sciences companies. In the not-for-profit sector, Dr. Papadopoulos is a co-founder and Chairman of Fondation Santé, a member of the board of visitors of Duke University Medical Center and a member of the board of directors of the National Marrow Donor Program.
About Biogen Idec
Biogen Idec creates new standards of care in therapeutic areas with high unmet medical needs. Founded in 1978, Biogen Idec is a global leader in the discovery, development, manufacturing and commercialization of innovative therapies. Patients in more than 90 countries benefit from Biogen Idec’s significant products that address diseases such as lymphoma, multiple sclerosis and rheumatoid arthritis. For product labeling, press releases and additional information about the Company, please visit www.biogenidec.com.
Important Information
Biogen Idec and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Biogen Idec in connection with the Company’s 2008 annual meeting of stockholders. Information concerning the interests of participants in the solicitation of proxies will be included in any proxy statement filed by Biogen Idec in connection with the Company’s 2008 annual meeting of stockholders.
In addition, Biogen Idec files annual, quarterly and special reports with the Securities and Exchange Commission (the “SEC”). The proxy statements and other reports, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov or from Biogen Idec at www.biogenidec.com. Biogen Idec stockholders are advised to read carefully any proxy statement filed in connection with the Company’s 2008 annual meeting of stockholders when it becomes available before making any voting or investment decision. The Company’s proxy statement will also be available for free by writing to Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142. In addition, copies of the proxy materials may be requested from our proxy solicitor, Innisfree M&A Incorporated, by toll-free telephone at (877) 750-5836 or by e-mail at info@innisfreema.com.
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